Exhibit 23.1

To The Board of Directors
Tiens Biotech Group (USA), Inc.



                       Consent of Independent Accountants
                         Tiens Biotech Group (USA), Inc.
                          Audited Financial Statements
                           December 31, 2004 and 2003


We consent to the  incorporation  in the Annual  Report of Tiens  Biotech  Group
(USA), Inc on Form 10-KSB/A of our report dated February 26, 2005 on our audits of the financial statements of Tiens Biotech Group (USA), Inc. and Subsidiaries as of December 31, 2004 and 2003, and for the years then ended, which our reports are incorporated in the Form 10-KSB/A.



/s/ Moore Stephens Wurth Frazer and Torbet
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Moore Stephens Wurth Frazer and Torbet, LLP


Walnut, California
August 11, 2005